Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-1A of Adaptive Alpha Opportunities ETF, RH Hedged Multi-Asset Income ETF, RH Tactical Outlook ETF, and RH Tactical Rotation ETF, each a series of shares of beneficial interest in Starboard Investment Trust, under the headings “Independent Registered Public Accounting Firm” in the prospectus and Statement of Additional Information.
COHEN & COMPANY, LTD.
Philadelphia, Pennsylvania
June 9, 2023